Exhibit 99.2

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
                        Distribution Company's revenue)


                    ADC Revenue - Monthly Sales ($, Millions)

                            1999        2000        2001       2002        2003
                            ----        ----        ----       ----        ----

             January         220         246         242        210         238
             February        233         269         234        202         231
             March           263         297         250        210         243
             April           254         265         234        227         247
             May             240         286         280        231         240
             June            260         291         223        213         245
             July            241         253         217        219         242
             August          256         285         235        226
             September       253         255         202        215
             October         257         268         226        239
             November        257         244         195        209
             December        254         219         162        188



                  ADC - 12 Month Rolling Average ($, Millions)

                                2000        2001        2002       2003
                                ----        ----        ----       ----

             January             251         265         222        218
             February            254         262         220        221
             March               257         258         216        223
             April               258         255         216        225
             May                 262         255         212        226
             June                264         249         211        228
             July                265         246         211        230
             August              268         242         210
             September           268         237         211
             October             269         234         212
             November            268         230         214
             December            265         225         216